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                                                                   EXHIBIT 10.10








                                DISTRIBUTOR AGREEMENT



BETWEEN:

    PETERS,

    a French corporation, having its principal address at
    Z.1. Les Vignes - 42, rue Benoit Frachon
    93000 BOBIGNY - FRANCE
    (hereinafter referred to as "PETERS")

    - and -                                                  OF THE FIRST PART,

    VISTA MEDICAL TECHNOLOGIES

    a California corporation, having its principal address at 5451 Avenida Encinas - Suite A
    CARLSBAD, CA 92008 - U.S.A.
    (hereinafter referred to as the "Distributor"),

                                                             OF THE SECOND PART.

    WE, (PETERS) AGREE WITH YOU (THE "DISTRIBUTOR") AS FOLLOWS :

1.  APPOINTMENT


    PETERS appoints VISTA MEDICAL TECHNOLOGIES an exclusive distributor for the territory of North America for their cardiovascular sutures (the "Product," description in Annexe I) on the Distributor Price List (Annexe II) attached to and forming part of this Agreement (the "Price List").

2.  DISTRIBUTOR RESPONSIBILITIES


    As an exclusive distributor of the products in the territory of North America, Distributor will:

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i)     purchase the Products from PETERS at the prices set forth on the
       Distributor price list ;


ii) shall not seek nor sell the Product to anyone outside the territory unless specifically authorized to do so in writing by PETERS; Distributor shall, however, transmit all inquiries it might receive concerning the Products from outside the territory to PETERS ;


iii)   be an independant contractor and not PETERS's agent ;


iv) not give any warranties or make any claims about the Products beyond PETERS's standard warranties ;


v) pay all own expenses, including advertising and attendance at national meetings ;


vi)    do best to advertise and promote the Product ;


vii)   provide customer service to defined customers ;


viii)                        * * *



3.     MANUFACTURER RESPONSIBILITIES


PETERS will :

i) honor all orders in a timely fashion and provide distributor information service re: product availability or backorder ;


ii) forward to Distributor, all customer orders received directly by PETERS from USA customers ;


iii)   assist in sales training ;


iv) provide assistance for importance physician customers as approved by PETERS ;


v)     provide product literature and competitive testing data ;


vi) upon the request of Distributor, PETERS will assist in selling, training and company representation at three national meetings (congresses) in the USA per year ;



* * * Confidential Treatment Requested

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vii)   provide product for physician samples at  * * * below Distributor price and samples for demonstration at three national meetings at no charge in quantities to be decided in accordance with both parties ;


viii) manufacture all Products sold hereunder in full compliance with FDA regulations and be responsible for all defects in the products, as manufacturer, and shall obtain product liability insurance. If PETERS is unable to obtain this insurance, Distributor's rights and obligations to distribution will terminate."


ix) in mutual accordance with Distributor, will have inventory on hand in France for shipment to USA.


x) not appoint any other distributor of Products in Annex I to sell in the USA.


4.     TERM


       The term of this agreement shall be for a period of three years, commencing on July 15, 1996 except if conditions from paragraph 16(c) are realized. Thereafter, the term shall be automatically extended for successive one year terms, unless either party elects not to extend the term or any additional term, it shall give the other party a written notice thereof at least three months prior to the end of the term or the then-current additional term.


5.     PLACING ORDERS


(a) How Distributor places an order. Distributor may order Products under this Agreement as follows :

       i)     in writing, by Purchase Order ;

       ii) verbally, including telephone, provide Distributor later confirms it in writing ; or

       iii)   electronically, including facsimile (fax).

(b) PETERS's acceptance of Distributor Order. A Product is covered under this Agreement when we accept Distributor's order by :

       i) providing Distributor with an invoice which confirms the details of Distributor's order ; or

       ii)    shipping the Product ;

       iii)   Any order will not be executed without written confirmation.



* * * Confidential Treatment Requested

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(c)    Business Forms.  For the sake of consistency, PETERS's standard business forms will govern all aspects of all transactions under this Agreement.




6.     DELIVERY OF PRODUCTS


a) PETERS will try to meet Distributor's delivery requirements for Products that Distributor orders and will keep Distributor informed of PETERS's progress.


b)     All orders of Products will be shipped C.I.F. Santa Ana - CALIFORNIA


c) If Distributor believes any shipment contains shortages or damaged Products, Distributor must notify PETERS and transporter in writing within eight (8) days of the date of delivery to Distributor (VISTA MEDICAL TECHNOLOGIES).



7.     TURNOVER


       PETERS and the Distributor will decide by mutual agreement, at the end of each year, the turnover for the next year. Each year (except for 1996), an annex III will be done to this contract mentioning the decided turnover which will be signed by PETERS and the Distributor.



8.     RETURNED GOODS


       If Distributor wishes to return any item for credit or exchange, Distributor must have PETERS's prior authorization.



9.     PRICES


       Until changed, prices for the Products will be those described on the price List (Annex II).



10.    PAYMENT TERMS AND BILLING

       Payment is due 90 days from shipping date to permit collection from customers. Payment will be made in U.S. Dollars to PETERS. Payment will be made by irrevocable and confirmed letter of credit until approval can be attained from COFACE. Late payment will incur * * * per month penalty charge.


* * * Confidential Treatment Requested

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11.    PRICE CHANGES


       If PETERS needs to change Distributor's prices, PETERS will negotiate by mutual agreement, a new price with Distributor, and must agree on the new prices at least * * * before they go into effect.



12.    DISCONTINUANCE OF PRODUCTS

       From time to time, PETERS may discontinue particular Products, limit their production or alter their design but will inform Distributor at
       least   * * *   before change.  New cardiovascular products developed
       will be offered to Distributor by mutual agreement with first right of refusal.



13.    PROHIBITION ON MODIFICATION


       Distributor may not alter or modify any Product or accessory of any Product.



14.    LIMITED WARRANTY


       Except for the standard warranty PETERS provides directly to the end-users of the Products,


       PETERS MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION,WARRANTIES OR REPRESENTATIONS AS TO DESCRIPTION, QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


       This Limited Warranty is PETERS's sole obligation as to the Products sold under this Agreement except as covered in Section 19 ; PETERS shall not be liable to you or any end-user for direct, consequential or incidental damages, or damages arising from personal injury, loss of life or lost profits.



15.    TRADE MARKS


       Distributor will have the non-exclusive right during this Agreement to use our trade marks in promoting the sale of Products ; however, Distributor must :


       i) comply with all our instructions relating to the form and manner of use of our trade marks ;


* * * Confidential Treatment Requested

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       ii)    refrain from using our trade marks in your corporate name ;

       iii) refrain from removing or permitting the removal or alteration of any trade marks, patent numbers, notices, nameplates or serial numbers attached to any of the Products.


       PETERS represents and warrants to Distributor that PETERS' trademarks relating to the Products do not infringe the rights of any third parties and PETERS agrees to indemnify, defend, and hold harmless Distributor with respect to any claims of trademark or patent infringements or any other violation on the infringement or rights of third parties.



16.    TERMINATION


(a) PETERS may, in its sole discretion, terminate this Agreement, without notice or delay if Distributor :

       i)     breaches of any of the terms or conditions of this Agreement ;

       ii) becomes insolvent or is unable to pay its debts as they generally become due ;

       iii)   contracts with a competitive suture company ;

       iv) sells 30%, or more, of it's company share to a competitor of PETERS.


(b) PETERS may terminate this Agreement if Distributor does not meet the mutually agreed forecasted annual sales (see annex III).


(c) In the event of break of this Agreement, PETERS will notify Distributor in writing of the termination of this Agreement three months in advance of the termination date.



17.    OBLIGATIONS FOLLOWING TERMINATION

       Upon termination of this Agreement for any reason whatsoever, Distributor will :

       i) return to PETERS all advertising, informational or technical material we have given to you ;

       ii)    stop using our trade names and trade marks ;

       iii) if PETERS requests, sell back to peters, at the original net price Distributor paid, plus actual freight charges for delivery to PETERS, all Products on hand in your place of business or in your possession or control at the time of termination and deliver them to PETERS right away, provided however, that PETERS may reject any of the Products so delivered, which are not in first class condition ; and

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       iv)    immediately pay all amounts Distributor owes to PETERS.

       v) if PETERS declines to buy back all Products held by Distributor, Distributor shall be entitled to dispose of the Products in its ordinary course of business after the effective date of termination of this Agreement.


       This Section shall survice the termination of this Agreement.



18.    NO DAMAGES ON TERMINATION


       PETERS shall not, by reason of the termination of this Agreement, be liable to Distributor for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with Distributor's business or goodwill.



19.    MUTUAL INDEMNITY


       PETERS will indemnify Distributor and save it harmless from any claim or action made against the Distributor as a result of defects in any Products that PETERS is responsible for. Likewise, Distributor will indemnify PETERS and save it harmless against all losses, damages, costs or expenses that PETERS incurs as a result of any claim or action made against him because of any of the distributor's act or omissions such as giving unauthorized representations or performing unauthorized repairs or modifications.



20.    SECURITY


a) As security for your payments and obligations under this agreement, Distributor grants PETERS a security interest in all Products delivered to Distributor from time to time and in their proceeds.



21.    GOVERNING LAW


       This Agreement shall be governed by the law of FRANCE. In case of litigation, arbitration will be conducted by the Tribunal de Commerce de PARIS.

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22.    AGREEMENT AS COMPLETE EXPRESSION OF TERMS


       THIS AGREEMENT IS THE FINAL AND COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF ALL TERMS GOVERNING YOUR APPOINTMENT. PETERS WILL NOT BE BOUND BY ANY OTHER REPRESENTATIONS OR PROMISES MADE BY ANYONE ACTING ON OUR BEHALF THAT DIFFER IN ANY WAY FROM THE TERMS OF THIS AGREEMENT.

       IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.



                             BOBIGNY, July 15, 1996







       PETERS                          VISTA MEDICAL TECHNOLOGIES

       /s/ J.C. Peters                 /s/ John Lyon

       J.C. PETERS                     JOHN LYON

       PRESIDENT                       PRESIDENT


       /s/ B. Cailleton                     /s/ Nancy Brief

       B. CAILLETON                         NANCY BRIEF


       DIRECTOR BUSINESS                    GENERAL MANAGER
       DEVELOPMENT CARDIO
       VASCULAR SURGERY

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                                       ANNEX I

                               CARDIO VASCULAR PRODUCTS



- CORONYL


- CARDIONYL


       POLYAMIDE MONOFILAMENT



- CARDIOFLON


       POLYESTER BRAID IMPREGNATED WITH TEFLON



- TEFLENE (TEFLEX IN FRANCE)


       P.V.D.F. MONOFILAMENT



- STERNOPLAQUE



- STAINLESS STEEL

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                                       ANNEX II
                                      ANNEX III





                            NOT PART OF ORIGINAL DOCUMENT